UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2025

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TMUS	The Nasdaq Stock Market LLC
3.550% Senior Notes due 2029	TMUS29	The Nasdaq Stock Market LLC
3.700% Senior Notes due 2032	TMUS32	The Nasdaq Stock Market LLC
3.150% Senior Notes due 2032	TMUS32A	The Nasdaq Stock Market LLC
3.850% Senior Notes due 2036	TMUS36	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2037	TMUS37	The Nasdaq Stock Market LLC
3.800% Senior Notes due 2045	TMUS45	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Letter Agreement with Jonathan A. Freier, Callie R. Field, and Ulf Ewaldsson

On March 17, 2025, T-Mobile US, Inc. (“T-Mobile” or the “Company”) entered into an amendment (the “Amendment”) to the outstanding time-based restricted stock unit (“RSU”) and performance-based restricted stock unit (“PRSU”) awards covering shares of T-Mobile common stock held by certain of our executives, including Jonathan A. Freier (President, Consumer Group), Callie R. Field (President, Business Group) and Ulf Ewaldsson (President, Technology) (collectively, the “Executives”).

Pursuant to the Amendment, if an Executive’s employment with T-Mobile is terminated by T-Mobile without “cause” or by the Executive for “good reason” (each as defined in the Amendment), subject to the Executive’s execution and non-revocation of a general release of claims in favor of T-Mobile:

(i)	any then-outstanding and unvested RSUs held by the Executive that are otherwise scheduled to vest upon the next scheduled vesting date after the date of termination will vest; and

(ii)

any then-outstanding and unvested PRSUs held by the Executive will remain outstanding and eligible to vest in accordance with the terms of the applicable award agreement on a pro-rated basis, with the actual number of such PRSUs that vest determined based on actual performance through the end of the applicable performance period and pro-rated based on the number of days elapsed from the applicable grant date through the date of such termination.

The foregoing description of the Amendment is qualified in its entirety by the full text of the form letter amendment evidencing the Amendment, a copy of which will be subsequently filed with the Securities and Exchange Commission.

Letter Agreement with Michael J. Katz

On March 18, 2025, the Company entered into a compensation letter agreement (the “Letter Agreement”) with Michael J. Katz, its President, Marketing, Strategy and Products, that provides for his continued employment with the Company. The material terms of the Letter Agreement are described below.

Pursuant to the Letter Agreement, Mr. Katz is entitled to (i) an annual base salary of no less than $975,000; (ii) an annual target short-term cash incentive (“STI”) opportunity of no less than 200% of Mr. Katz’s eligible annual earnings for the applicable calendar year, payable based on the attainment of pre-established performance goals; and (iii) annual target long-term incentive (“LTI”) awards with an aggregate target grant-date value (“Target LTI”) of no less than $8,575,000. In addition, (i) effective with the first payroll period of each calendar year commencing during the term of the Letter Agreement (commencing with calendar year 2026), Mr. Katz’s annual base salary will be set at the greater of (x) the 50th percentile of the then-current annual base salary for the most highly compensated executive officer role (excluding Chief Executive Officers, Chief Financial Officers and, if applicable, Executive Chairs) in the Company’s then-current compensation peer group (the “Peer Group”) and (y) Mr. Katz’s annual base salary in effect for the immediately preceding calendar year; and (ii) effective for annual LTI grants made during calendar year 2026 and each subsequent calendar year (in each case, to the extent during the term of the Letter Agreement), Mr. Katz’s Target LTI will be set at the greater of (x) the 50th percentile of the then-current target grant date value of annual equity incentive awards for the most highly compensated executive officer role (excluding Chief Executive Officers, Chief Financial Officers and, if applicable, Executive Chairs) in the Peer Group and (ii) Mr. Katz’s Target LTI in effect for the immediately preceding calendar year.

Mr. Katz’s employment under the Letter Agreement will continue until terminated by either the Company or Mr. Katz. If Mr. Katz’s employment is terminated by T-Mobile without “cause” (other than due to his death or disability) or by Mr. Katz for “good reason” (each as defined in the Letter Agreement), then, subject to his timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, he will be entitled to receive:

•	a lump-sum payment equal to two times the sum of (i) his then-current base salary plus (ii) his then-current target STI award;

•	a pro-rata STI award for the calendar year in which the termination occurs, based on actual performance results for such year;

•	any earned, unpaid STI award for the calendar year ending immediately prior the calendar year in which the termination date occurs (a “Prior Year STI”);

•

with respect to time-based LTI awards, vesting of a number of shares or units, as applicable, subject to such awards that would otherwise vest on the next scheduled vesting date to occur following the termination date;

•

with respect to performance-based LTI awards, a portion of each performance-based LTI award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such awards by (y) a fraction, the numerator of which is the number of days between the grant date and the termination date, and the denominator of which is the number of days from the grant date to the applicable vesting date, will vest based on actual performance through the conclusion of the applicable performance period;

•	Company-paid health and dental benefit coverage for up to 18 months following such termination; and

•	continued eligibility for T-Mobile’s employee mobile service discount program.

If Mr. Katz’s employment is terminated due to his death or disability, subject to the timely execution and non-revocation of a release by Mr. Katz or his estate, as applicable, and continued compliance with applicable restrictive covenants (if applicable), he (or his estate) will be entitled to receive:

•	an STI award for the calendar year in which the termination occurs, based on target performance for the applicable fiscal year;

•	any Prior Year STI; and

•

with respect to LTI awards, vesting of such LTI awards will be governed by the terms of the applicable equity incentive plan and the applicable award agreement, which terms shall be no less favorable than those applicable to all other executive-level employees of T-Mobile.

In addition, (i) the incentive compensation provided to Mr. Katz under the Letter Agreement is subject to recovery by the Company in accordance with the Company’s Amended and Restated Executive Incentive Compensation Recoupment Policy or any other Company clawback or recoupment policy; and (ii) to the extent that any payment or benefit received by Mr. Katz pursuant to the Letter Agreement or otherwise would be subject to an excise tax under Internal Revenue Code Section 4999, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Katz than receiving the full amount of such payments. The Letter Agreement also provides that T-Mobile will reimburse Mr. Katz for up to $50,000 in legal fees incurred by him in connection with the Letter Agreement.

The foregoing description of the Letter Agreement with Mr. Katz is qualified in its entirety by the full text of the Letter Agreement, a copy of which will be subsequently filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2025	T-MOBILE US, INC.

	By:	/s/ Peter Osvaldik
	Name:	Peter Osvaldik
	Title:	Executive Vice President and Chief Financial Officer